EXHIBIT 99.1

Charge Enterprises Announces Fourth Quarter 2021 Financial Results

Q4 Revenue of $119.3 Million, A Sequential Increase from Q3 Revenue of $117.1 Million

Fortifying Foundation for Scale, Geographic Footprint and Capabilities Expansion to Drive Growth in Emerging Sector

New York – March 29, 2022 – Charge Enterprises Inc. (OTC PINK: CRGE) (“Charge”), consisting of a portfolio of global businesses with the vision of connecting people everywhere with communications and electric-vehicle charging (“EV”) infrastructure, today reported its financial results for the three-month period and twelve-month period ended December 31, 2021.

Fourth Quarter 2021 Results - Selected Financial Information

“Charge made tremendous progress in Q4 toward our goal of becoming the trusted global infrastructure partner for 5G wireless network and intelligent sites as well as EV Charging. We continued to build our 5G wireless network / EV charging infrastructure growth engine through a selective acquisition, drove organic growth through successful customer engagement in the EV charging infrastructure sector, expanded our talented team and further refined our processes for scalability,” Charge’s Chairman and CEO Andrew Fox stated. “Through the BWES acquisition, we significantly expanded our electrical contracting capabilities and expertise, adding scalability in 5G and network services as well as EV charging infrastructure deployment resources, establishing Charge’s position with organized labor workforce and welcoming an impressive and experienced team of qualified master electricians. BWES and ANS are a powerful combination, and we are working to bring additional value to customers as we unify their product offerings and leverage their capabilities across their respective territories for growth. EV Depot, acquired in January, is an early mover in licensing parking facilities to create charging ecosystems, scaling our infrastructure offering and capabilities for ecommerce, commercial and delivery fleets. Last, we markedly advanced our internal processes and corporate governance structures in preparation for an uplist to the Nasdaq Capital Market.”

“In all, we capped off a transformational year and fortified our foundation for future expansion of our capabilities and geographic footprint to drive growth in the expansive, emerging addressable market at the intersection of 5G wireless and EV charging electrical infrastructure. Looking ahead, we are very pleased with our ANS and BWES subsidiaries’ strong performances. BWES serves many customers within the public sector, which tends to have multi-year projects with revenue being recognized over several calendar years. Our goal remains to be the trusted global infrastructure partner for 5G wireless network and intelligent sites as well as EV Charging.”

Reported results include: TransWorld Enterprises, Inc., acquired on May 8, 2020; GetCharged, Inc., acquired on October 12, 2020; PTGI International Carrier Services, Inc. (“PTGI”) acquired on October 31, 2020; ANS Advanced Network Services (“ANS”) acquired on May 21, 2021; and BW Electrical Services LLC (BWES”) acquired on December 27, 2021, and are therefore not comparable to year-ago periods.

Proforma results include: The full three- or twelve-month period for all operations, including acquisitions, for both 2020 and 2021. Management believes that presenting pro forma results is important to understanding the Company’s financial performance, providing better analysis of trends in our underlying businesses as it allows for comparability to prior period results.

In thousands	As Reported			Proforma
	Three months ended December 31			Three months ended December 31
	2021	2020	Change	2021	2020	Change
Net revenue	$119,309	84,726	34,583	$126,794	131,255	(4,461)
Cost of revenues	115,424	83,554	31,869	120,816	125,571	(4,755)
Stock based compensation	9,272	2,326	6,945	9,272	2,326	6,945
General and administrative	2,671	1,981	690	3,107	2,674	433
Professional fees	582	213	369	626	497	129
Salaries and related benefits	3,596	687	2,909	4,638	5,520	(882)
Income (loss) from operations	(12,235)	(4,035)	(8,199)	(11,665)	(5,333)	(6,332)
Other operating (income) expense	1,924	30,037	(28,113)	1,951	30,295	(28,344)
Income tax expense / (benefit)	616	(438)	1,054	870	(1,096)	1,965
Net income (loss)	$(14,775)	(33,634)	18,859	$(14,486)	(34,532)	20,046

Fourth quarter proforma revenue was $126.8 million, a decrease of $4.5 million from the same period last year, driven by declines in Telecommunications’ wholesale call volume offset by solid growth within Infrastructure’s higher-margin 5G and wireless installation and electrical construction.

Fourth quarter proforma net loss of $14.5 million decreased $20.0 million from the same period last year due to impairment charges and stock issuance costs in 2020 offset by higher stock compensation expense in 2021 due to expansion in personnel associated with the Company’s growth.

Cash used in operations for the full year 2021 was $2.9 million, including investments in corporate governance and the buildout of Charge’s management team to both strengthen its public company structure and support organic growth, as well as acquisition-related expenses.

Charge’s CFO Leah Schweller commented, “While inflation did have some impact on fourth quarter results and tight supply chains and labor markets are realities for growing businesses, our margins at the operating subsidiary level are holding to date, and we remain vigilant to combat margin erosion in this challenging geopolitical, inflationary and supply chain environment. As we had hoped, recently acquired businesses are performing solidly and are expected to contribute incrementally as we fully integrate them, leverage their capabilities, and drive higher margin revenue.”

As of December 31, 2021, Charge held $27.9 million in cash, cash equivalents and marketable securities.

For further details of the financials, please see Charge Enterprises’ 2021 Form 10-K filed with the Securities and Exchange Commission. Note the quarterly financial statements for March 31, 2021 and June 30, 2021 were refiled with the OTC Markets on November 12, 2021. The quarterly financial statements for September 30, 2021 were filed with the OTC Markets on November 18, 2021.

Key Recent Highlights

•	Continued to build scale and capabilities –
o

Acquired BW Electrical Services – scales Charge's EV charging infrastructure deployment by boosting the number of qualified master electricians and adding greater value, electrical contracting expertise, and warehousing capacity to improve lead times and increase bandwidth to serve the Company’s growing client portfolio. BWES also establishes Charge’s union workforce and brings proven standardized processes and deep commercial electrical expertise in EV charging infrastructure, complementing Charge’s existing offering. Finally, BWES and ANS combined add significant value and revenue opportunity at the cross-over of wireless and electrical infrastructure as they continue to integrate and expand into each other’s territories.

o	Entered into strategic alliances with Smart Charge America and National Community Renaissance for EV charging infrastructure.
o

Subsequent to year-end, acquired EV Group Holdings, LLC (EV Depot) – Scales Charge’s infrastructure offering to ecommerce, commercial and fleet delivery service providers. With its first-mover advantage, EV Depot leases scarce industrial real estate from third parties and licenses to large fleet operators that require multiple services, including parking, maintenance and other resources, serving as a strong platform to develop emerging business models, including high-capacity charging, the EV “gas station” of the future and logistical energy centers.

•	Developed leadership team – Expanded the talented client-facing team within Infrastructure
o

Strengthened Detroit, MI-based team focused on developing EV charging business – President Mark LaNeve and Chief Business Officer Nicole Antakli have added Directors of Engineering, Client Engagement, Administration & Operations and OEM & EV Charging – collectively encompassing 100-plus years of automotive experience with particular depth of expertise in the automotive OEM vertical. This team is dedicated to driving organic growth and is now building an internal capability focused on client engagement, education, design and engineering and project management.

•	Strengthened corporate structure – Continued investments in people, processes and systems to support public company organization
•	Developed strategic relationships to drive future growth –
o

Subsequent to year-end, was designated as the Preferred Infrastructure Provider for GenZ EV LLC, a distributor of ADS-TEC Energy battery-buffered ultra-fast chargers for the automotive vertical in the Americas, for custom EV charging ecosystems. Charge Infrastructure will offer comprehensive suite of services for EV charging ecosystems, including project management, design and engineering, construction, installation, and maintenance and service. GenZ and Charge will target dealerships, dealer groups, commercial fleet, and automotive OEM’s as well as retail, big-box chains, real estate conglomerates and the public sector.

•	Bolstered corporate governance –
	o	Added three independent members to Board of Directors
	o	Named COO Craig Denson Chief Compliance Officer, Secretary
	o	Strengthened board governance in anticipation of Exchange uplist

Large Market Opportunity

Charge is uniquely positioned to capitalize on the present market opportunity by developing and deploying infrastructure, making it simple to move and connect people across the globe, installing 5G, in-building wireless networks and EV charging ecosystems and delivering the infrastructure clients require today to grow with them as scale is required to meet future demands. There are a number of strong tailwinds both investment and demand, with investments in Charge’s total addressable EV / 5G Infrastructure market being driven from private, enterprise, and public sectors alike, which combined total $224 billion*, including $72.5 billion public funds (Infrastructure bill) earmarked for EV charging, including a national network of 500,000 EV charging stations**, and billions more in the private sector, by 2028.

* The White House | President Biden Announces Support for the Bipartisan Infrastructure Framework

** The White House | Remarks of President Joe Biden – State of the Union Address As Prepared for Delivery

2022-23 Strategy and Priorities

“As we add building blocks to our foundation and gather customer needs and preferences across a range of industry sectors, we have honed our strategy for scalability while optimizing a holistic approach that provides a highly responsive and reliable infrastructure offering that addresses engineering, technology and energy and equipment cost management needs. Our value proposition is differentiated by our hardware- and software-agnostic approach that centers on tailoring bespoke installations to the requirements of each customer, creating customized electric vehicle charging solutions and positioning clients to support organic growth in the future. As we move through the next 18 months, we will continue to be deliberate and thoughtful as we add talent and refine our internal public company processes to drive our success as we simultaneously pioneer a new industry and identify and secure the resources needed to address today’s demands at the cross-over of wireless and electrical infrastructure and capture the opportunities and use cases of the future,” stated Mr. Fox.

Charge’s overarching strategy is to integrate high-quality assets with growing recurring revenue streams across its core competencies of building infrastructure for 5G wireless networks and EV charging ecosystem solutions:

Telecommunications

•	Continue to leverage 20-year global customer relationships and a variable cost model for growth, strengthening this division as a foundation underlying Charge’s consolidated revenue base
•	Selectively add products and services with solid margins, such as SMS text, to this long-established business

Infrastructure

•	Scale wireless/electrical infrastructure capabilities – Charge’s strategy is to grow ANS’ private sector and BWES’ public sector capabilities in wireless network and electrical charging infrastructure, uniting their complementary offerings and resources to fuel growth into each other’s territories. This combination offers a powerful unique, one-stop value proposition for clients’ wireless network and electrical charging ecosystem installation needs, starting in New York and New Jersey.
•	EV infrastructure platform – Charge’s Michigan team will address tremendous demand in the explosively growing EV space, exemplified by numerous EV launches announced by automotive OEMs, increasing EV capacity and new EV entrants in the US market. Leveraging Charge’s long-standing relationships in the automotive OEM vertical, the team’s strategy is focused on a 4-pronged approach to: grow organically by building out our internal team; leverage Charge subsidiaries’ capabilities; build a network of installers to support organic growth; and add targeted acquisitions and strategic alliances to scale for future growth opportunities in additional sectors such as retail, office complexes and multi-unit housing:
o

Drive organic growth by expanding our internal management team to execute continued education and guidance encompassing the critical elements of uptime and total cost of ownership for EV charging infrastructure solutions, optimal client-engagement and dedicated project management of our services;

o

Leverage the expertise, capability and skill from the ANS, BWES and EV Depot workforces and subcontractor networks to a add greater value integrated into our seamless solution providing a unique and superlative customer experience in bespoke installations, including project management, design and engineering, construction, installation, and maintenance;

o

Build a nationwide network of local contractors, electricians and engineering firms to execute the expansion and scale as Charge’s leadership team establishes and grows relationships with key customers in varying industry sectors, including automotive dealerships, auto OEMs, commercial fleet and other industrial and public sectors;

o

Continue to selectively seek acquisition opportunities and strategic partnerships that expand greater scale, enhance services and create additional value vertically and horizontally within the supply chain of adapting infrastructure implementation for EV Charging and 5G wireless networks, DAS, small cell and intelligent sites.

Finally, Charge will continue to invest in talent with world class industry experience at both the divisional and corporate levels to drive growth.

About Charge Enterprises Inc.

Telecommunications

Our Telecommunications business (“Telecommunications”) has provided termination of both voice and data to Carriers and Mobile Network Operators (“MNOs”) globally for over two decades and we will selectively add profitable products and services to this long-established business.

Infrastructure

Our Infrastructure business (“Infrastructure”) has a primary focus on two fast growing sectors: electric vehicle (“EV”) charging, and Telecommunications Network 5G, including cell tower, small cell, and in-building applications. Solutions for these two sectors include: Design and Engineering, Equipment specification and sourcing, Installation, Data & software solutions, and Service and Maintenance.

To learn more about Charge, visit Charge Enterprises.

Notice Regarding Forward-Looking Information

This press release contains forward-looking statements, as defined in applicable securities laws. Forward-looking statements reflect current expectations or beliefs regarding future events or Charge’s future performance. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “continues”, “forecasts”, “projects”, “predicts”, “intends”, “anticipates”, “targets” or “believes”, or variations of, or the negatives of, such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. All forward-looking statements, including those herein are qualified by this cautionary statement.

Although Charge believes that the expectations expressed in such forward looking statements are based on reasonable assumptions, such statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the business plans and strategies of Charge, Charge’s future business development, market acceptance of electric vehicles, Charge’s ability to generate profits and positive cash flow, and changes in government regulations and government incentives, subsidies, or other favorable government policies. Readers are cautioned that the foregoing list of risks and uncertainties is not exhaustive of the factors that may affect forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release or as of the date or dates specified in such statements. For more information on Charge, investors are encouraged to review Charge’s public filings on OTC Market at https://www.otcmarkets.com/stock/CRGE/overview. Charge disclaims any intention or obligation to update or revise any forward- looking information, whether as a result of new information, future events or otherwise, other than as required by law.

Media Contacts:

Steve Keyes (248) 952-7022

Steve.keyes@centigrade.com

Investor Relations:

Carolyn Capaccio, CFA (212) 838-3777

Ccapaccio@lhai.com

CHARGE ENTERPRISES, INC.

Reported and Proforma Results of Operations

Years ending December 31, 2021 and 2020

In thousands	As Reported			Proforma
	Years Ended December 31			Years Ended December 31
	2021	2020	Change	2021	2020	Change
Net revenue	$477,018	84,726	392,292	$516,302	606,985	(90,682)
Cost of revenues	465,504	83,554	381,949	495,333	584,400	(89,067)
Stock based compensation	30,623	2,326	28,297	30,623	2,326	28,297
General and administrative	7,995	2,021	5,974	10,146	6,715	3,431
Professional fees	1,846	805	1,041	2,037	1,591	446
Salaries and related benefits	8,806	687	8,119	14,786	13,958	827
Income (loss) from operations	(37,755)	(4,667)	(33,088)	(36,622)	(2,007)	(34,615)
Other operating (income) expense	19,205	30,413	(11,208)	17,275	29,091	(11,816)
Income tax expense / (benefit)	(5,292)	(438)	(4,854)	(4,908)	(1,094)	(3,814)
Net income (loss)	$(51,669)	(34,643)	(17,026)	$(48,989)	(30,004)	(18,985)

CHARGE ENTERPRISES, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$18,238,264	$11,629,303
Accounts receivable net of allowances of 2021 $268,007, 2020 $13,411	73,334,183	64,129,327
Inventory	111,070	-
Deposits, prepaids and other current assets, net	1,721,222	597,388
Investment in marketable securities	9,618,743	3,249,710
Investment in non-marketable securities	100,000	149,262
Cost in excess of billings	4,812,483	-
Total current assets	107,935,965	79,754,990

Property, plant and equipment, net	2,011,668	1,774,176
Finance lease asset	469,645	-
Right-of-use asset	1,558,052	-
Non-current assets	-	259,157
Goodwill	26,054,522	17,175,990
Deferred tax asset	5,579,660	443,006
Total assets	$143,609,512	$99,407,319

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$71,428,301	$69,914,181
Accrued liabilities	5,739,475	785,172
Deferred revenue	7,017,392	3,455,886
Convertible notes payable, net of discount	2,700,337	1,436,144
Convertible notes payable, related party, net of discount	-	275,984
Line of credit	1,898,143	-
Related party payable	-	189,312
Derivative liabilities	-	749,600
Finance lease liability	159,215	-
Lease liability	125,191	-
Total current liabilities	89,068,054	76,806,279

Non-current liabilities
Finance lease liability, non-current	218,825	-
Lease liability, non-current	1,442,743	-
Notes payable, net of discount	26,087,523	-
Convertible notes payable, net of discount	4,475,260	1,947,945
Total liabilities	121,292,405	78,754,224

Mezzanine Equity
Series B Preferred Stock	6,850,000	-

Commitments and contingencies (Note 17)

Stockholders Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized;
Series A: 0 and 1,000,000 shares issued and outstanding at December 31, 2021 and 2020	-	1,000
Series C: 2,370,370 and 0 shares issued and outstanding at December 31, 2021 and 2020	237	-
Common stock, $0.0001 par value; 750,000,000 shares authorized 184,266,934 and 140,018,383 issued and outstanding at December 31, 2021 and December 31, 2020	18,426	140,018
Common stock to be issued, 6,587,897 and 13,425,596 shares at December 31, 2021 and 2020	658	13,426
Additional paid in capital	126,869,604	72,583,222
Accumulated other comprehensive income (loss)	(32,289)	60,375
Accumulated deficit	(111,389,529)	(52,144,946)
Total stockholders’ equity	15,467,107	20,653,095
Total liabilities and stockholders’ equity	$143,609,512	$99,407,319

CHARGE ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended December 31,
	2021	2020

Revenues	$477,018,163	$84,726,026
Cost of Goods Sold	465,503,568	83,554,341
Gross Margin	11,514,595	1,171,685

Operating expenses
Stock based compensation	30,622,884	2,326,298
General and administrative	7,994,946	2,020,493
Salaries and related benefits	8,806,344	687,415
Professional fees	1,845,886	804,836
Depreciation expense	529,000	82,662
Total operating expenses	49,799,060	5,921,704

Net operating loss	(38,284,465)	(4,750,019)

Other income (expenses):
Loss on impairment	(18,116,263)	(13,757,907)
Net income from investments	3,330,057	49,710
Amortization of debt discount	(3,055,978)	(2,667,733)
Other income (expense), net	1,063,772	(415,202)
Interest expense	(1,457,900)	(391,781)
Foreign exchange adjustments	(334,496)	425,309
Amortization of debt discount, related party	(95,127)	(28,032)
Amortization of debt issue costs	(10,438)	(19,562)
Stock issuance costs	-	(13,400,000)
Interest expense, related party	-	(26,703)
Loss on modification of debt	-	(98,825)
Total other expenses	(18,676,373)	(30,330,726)

Income tax benefit (expense)	5,291,867	438,104

Net income (loss)	$(51,668,971)	$(34,642,641)
Deemed dividend	(7,407,407)	-
Net loss available to common stockholders	$(59,076,378)	$(34,642,641)

Basic and loss per share	$(0.33)	$(1.92)

Weighted average number of shares outstanding, basic and loss	156,365,477	18,049,003

CHARGE ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(51,668,972)	$(34,642,641)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	529,000	82,662
Stock-based compensation	30,622,884	2,326,298
Stock issued for services	353,903	-
Change in fair value of derivative liabilities	400	530,716
Amortization of debt discount	3,055,978	2,667,733
Amortization of debt discount, related party	95,127	28,032
Amortization of debt issue costs	10,438	19,562
Stock issuance costs	-	13,400,000
Loss on foreign currency exchange	362,723	-
Loss on impairment	18,116,263	13,757,907
Loss on modification of debt	-	98,825
Provision for doubtful accounts receivable	(62,327)	-
Net income from investments	(3,330,057)	(49,710)
Other income (expense), net	(1,064,172)	-
Gain on settlement of liabilities	-	(115,514)
Income tax benefit (expense)	(5,291,867)	(443,007)
Changes in working capital requirements:
Accounts receivable	4,344,796	(25,328,275)
Accrued revenue	(2,222,435)	-
Deposits, prepaids and other current assets	1,477,651	(458,857)
Other assets	183,698	-
Accounts payable	(4,198,103)	(25,994,864)
Accrued expenses	1,123,038	47,582,759
Deferred revenue	4,746,268	-
Other comprehensive income	(92,663)	46,390
Net cash used in operating activities	(2,908,429)	(6,491,984)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of fixed assets	(1,355,297)	(202,613)
Sale of other assets	910,395	-
Purchase of marketable securities	(67,439,874)	(3,200,000)
Sale of marketable securities	66,680,875	-
Purchase of non-marketable securities	(100,000)	-
Investment in ANS	(12,948,324)	-
Investment in BW Electric	(13,500,000)	-
Investment in Get Charged, Inc.	-	(892,000)
Acquisition of MPS	-	(149,262)
Cash acquired in acquisition	2,785,415	13,189,612
Net cash (used in) provided by investing activities	(24,966,810)	8,745,737

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash receipts from issuance of notes payable	23,333,200	-
Cash receipts from issuance of convertible notes payable	5,000,000	6,595,000
Cash receipts from issuance of convertible notes payable, related party	-	595,000
Proceeds from sale of Series Common Stock	-	2,175,000
Proceeds from sale of Series E Preferred Stock	-	12,500
Proceeds from sale of Series C Preferred Stock	6,666,800	-
Draws from revolving line of credit, net	112,940	-
Payment on financing lease	(132,754)	-
Related party payments	-	(1,981)
Cash paid for contingent liability	(61,232)	0
Net cash provided by financing activities	34,918,954	9,375,519

Foreign currency adjustment	(434,754)	-

NET INCREASE IN CASH	6,608,961	11,629,272
CASH, BEGINNING OF PERIOD	11,629,303	31
CASH, END OF PERIOD	$18,238,264	$11,629,303

Supplemental disclosure of cash flow information
Cash paid for interest expense	$964,966	$96,000
Cash paid for income taxes	$--	$-

Non-cash operating and financing activities:
Goodwill acquired in a business combination through the issuance of stock	$13,418,172	$17,175,990
Common stock issued for liquidating damages	-	62,710
Issuance of Series B Preferred Stock for acquisition	$6,850,000	$-
Debt discount associated with promissory notes	$7,717,082	$4,325,576
Placement agent warrants	-	15,500,000
Series G Preferred Stock issued in connection with convertible notes financing	$-	$2,361,099